Exhibit 10.9

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is entered into as of March 21, 2011, by and between St. George Investments, LLC, an Illinois limited liability company (the “Company”), and Helix Wind, Corp., a Nevada corporation (“Borrower”).

A.           Borrower previously issued to the Company a Convertible Secured Promissory Note dated March 30, 2010 in the original principal amount of $779,500.00 (the “March 2010 Note”).

B.           The Company also acquired from Borrower two Secured Convertible Promissory Notes of even date herewith in the principal amounts of $1,430,441.91 and $1,176,347.27 respectively (the “New Notes,” and together with the March 2010 Note, the “Notes”) pursuant to certain Purchase and Exchange Agreements of even date herewith between the Company and Borrower (the “Purchase Agreements”).

C.           Borrower acknowledges that certain material defaults have occurred under the terms of the March 2010 Note (all such defaults existing as of the date of this Agreement, the “Defaults”).

D.           As a result of the Defaults, the outstanding balance of the March 2010 Note accelerated pursuant to Section 12 thereof.

E.           Borrower acknowledges that the March 2010 Note remains in default and the outstanding balance of $955,489.82, which sum includes interest and other sums accrued under the Note, is currently due and payable.

F.           Borrower has requested that the Company forbear from exercising remedies currently available to the Company against Borrower. Borrower also desires to settle all obligations owed to the Company under the Notes.

G.           The Company has agreed, subject to the terms, conditions and understandings expressed in this Agreement, to refrain and forbear temporarily from exercising and enforcing any of its remedies against Borrower resulting from the Defaults as provided in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Recitals.  Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate and are hereby incorporated into and made a part of this Agreement.

2.           Forbearance.  Subject to the terms, conditions and understandings contained in this Agreement, the Company hereby agrees to refrain and forbear from exercising and enforcing any of its remedies under the March 2010 Note, or under applicable laws, with respect to the Defaults, for a period of 90 days from the date of this Agreement (the “Forbearance”). For avoidance of doubt the Forbearance shall only apply to the Defaults and not to any defaults that may occur subsequent to the date hereof.

3.           Settlement of Notes. Provided that Borrower pays to the Company the sum of $1,500,000.00 in cash (the “Settlement Payment”) on or before the 90th day from the date of this Agreement (the “Settlement Date”), the Company agrees that, upon receipt of the Settlement Payment, each of the Notes shall be terminated and Borrower shall be released from all obligations and liabilities thereunder. In furtherance thereof, upon receipt of the Settlement Payment, the Company shall deliver to Borrower original copies of the Notes for cancellation by Borrower. Notwithstanding the foregoing, nothing herein shall prohibit the Company from exercising its conversion rights under the Notes prior to the Settlement Date and the amount of the Settlement Payment shall not be adjusted due to any conversions by the Company prior to its receipt of the Settlement Payment.

4.            Purchase of Additional Notes. Notwithstanding anything to the contrary in the Purchase Agreements or in that certain Note Purchase Agreement between the Company and Borrower dated January 18, 2011 (the “January 2011 Purchase Agreement”), so long as (1) no Event of Default (as defined in the Notes) (and in the case of the March 2010 Note, no new Event of Default after the date of this Agreement) has occurred under any of the Notes, (2) each of the representations and warranties of Borrower in the Purchase Agreements and the January 2011 Purchase Agreement remain true and correct as of the date of purchase of each Additional Note (as defined below), (3) Borrower has increased its authorized shares of common stock to not less than 5,000,000,000 shares as of the date of purchase of such Additional Note, and (4) the Company has complied with all of its obligations and covenants herein, in the Notes, in the Purchase Agreements and in the January 2011 Purchase Agreement as of such date, the Company agrees to deliver to Borrower the sum of $50,000.00 (the “Additional Note Purchase Price”) on or around each of April 1, 2011, April 15, 2011, May 1, 2011, May 15, 2011 and June 1, 2011 as consideration for those certain Additional Notes (the “Additional Notes”) as defined in the January 2011 Purchase Agreement. Borrower and the Company acknowledge that each of the Additional Notes has previously been executed by Borrower, but none of such Additional Notes shall become effective until the Company has delivered the Additional Note Purchase Price to Borrower. Additionally, the date of each Additional Note shall be modified to be the date the applicable Additional Note Purchase Price is delivered to Borrower. For the avoidance of doubt, in the event of any conflict between the terms of this Section 4 and the January 2011 Purchase Agreement, the terms of this Section 4 shall govern.

5.           Ratification of the Notes.  Each of the Notes shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. The outstanding balance of the Notes upon execution of this Agreement shall be as set forth in the Recitals above.  Any reference to a Note after the date of this Agreement is deemed to be a reference to the Note as amended by this Agreement.  No forbearance or waiver other than as set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a wavier of, or as an amendment to, any right, power, or remedy of the Company under the Notes, as in effect prior to the date hereof.

6.           Headings.  The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

7.           Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

8.           Attorneys’ Fees. If any action at law or in equity is brought by a party to enforce or interpret the terms of this Agreement, the Prevailing Party (as defined hereafter) shall be entitled to reasonable attorneys’ fees, costs and disbursements, in addition to any other relief to which such party may be entitled.  “Prevailing Party” shall mean the party in any litigation or enforcement action that prevails in the highest number of final rulings, counts or judgments adjudicated by a court of competent jurisdiction.

9.           Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect

10.           Entire Agreement; Amendments. This Agreement, together with the Purchase Agreements, the Notes, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

11.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by the Company hereunder may be assigned by the Company to a third party, including its financing sources, in whole or in part.

12.           Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.           Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party hereto submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth herein, such service to become effective ten (10) days after such mailing.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

BORROWER:

HELIX WIND, CORP.

By: /s/ James Tilton
Name: James Tilton
Title: Chief Operating Officer

THE COMPANY:

ST. GEORGE INVESTMENTS, LLC

By: Fife Trading, Inc., Manager

By: /s/ John M. Fife
John M. Fife, President

[Signature page to Forbearance Agreement]